                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------
                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                            -------------------------

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)
                                                           -----
                                -----------------

                     U.S. TRUST COMPANY OF CALIFORNIA, N.A.
               (Exact name of trustee as specified in its charter)

                                                                95-4311476
                                                            (I.R.S. employer
                                                            identification No.)

515 South Flower Street, Suite 2700
Los Angeles, CA                                                    90071
(Address of principal                                            (Zip Code)
executive offices)
                                   DWIGHT LIU
                       515 South Flower Street, Suite 2700
                          Los Angeles, California 90071
                                 (213) 861-5000

(Name, address, including zip code and telephone number of agent for service)

                          ----------------------------

                           COLOR SPOT NURSERIES, INC.
               (Exact name of obligor as specified in its charter)

       DELAWARE                                                  68-0363266
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                            Identification No.)

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                               3478 Buskirk Avenue
                            Pleasant Hill, CA  94523
                                 (510) 934-4443
                 (Address of principal chief executive offices)


                       Senior Subordinated Notes Due 2007
                         (Title of indenture securities)

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     GENERAL


1.   GENERAL INFORMATION.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency
          490 L'Enfant Plaza East, S.W.
          Washington, D.C.  20219

          Federal Deposit Insurance Corporation
          550 17th Street, N.W.
          Washington, D.C.  20429

          Federal Reserve Bank (12th District)
          San Francisco, California

     (b)  Whether it is authorized to exercise corporate trust powers.

     The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

     The obligor currently is not in default under any of its outstanding securities for which U.S. Trust Company of California, N.A. is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15
of Form T-1 are not required under General Instruction B.

16.  LIST OF EXHIBITS

     T-1.1 - A copy of the Articles of Association of U.S. Trust Company of California, N.A. currently in effect; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.2 - Included in Exhibit T-1.1

     T-1.3 - Included in Exhibit T-1.1

     T-1.4 - A copy of the By-Laws of U.S. Trust Company of California, N.A., as amended to date; incorporated by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 33-54136.

     T-1.6 - The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939; incorporated herein by reference to Exhibit T-1.6 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.7 - A copy of the latest report of condition of the trustee published
pursuant to law or the   requirements of its supervising or examining authority

NOTE

As of April 22, 1996 the Trustee had 20,000 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation

The responses to Items 2, 5, 6, 7, 8, 9, 10, 11 and 14 set forth the information requested as though U. S. Trust Company of California, N.A. and U.S. Trust Corporation were the "trustee."


In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

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                                 ---------------

Pursuant to the requirements of the Trust Indenture of Act of 1939, the trustee, U.S. Trust Company of California, N.A., a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 21st day of November 1997.

                     U.S. TRUST COMPANY OF CALIFORNIA, N.A.
                     Trustee


                    By:
                       -------------------------------------------
                                   Sandee'  Parks
                                Authorized Signatory

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

 U.S. TRUST COMPANY OF CALIFORNIA, N.A.                   Call Date:          06/30/97     ST-BK:   06-0784         FFIEC  033
 515 SOUTH FLOWER STREET, SUITE 2700                      Vendor ID:                 D    Cert #:   33332           Page RC-1
 LOS ANGELES, CA  90071                                   Transit #:          12204024                             ------------
                                                                                                                         9
                                                                                                                   ------------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30,1997

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                                                                      C200  < -
                                                                                                    Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------------
ASSETS
  1.   Cash and balances due from depository institutions (from Schedule RC-A)                           RCON
                                                                                                         ----  ---------
       a.  Noninterest-bearing balances and currency and coin (1)                                        0081      6,819  1.a
                                                                 ----------------  ------   -------            ---------
       b.  Interest bearing balances (2)                                                                 0071         82  1.b
                                        -----------------------------------------  ------   -------            ---------

  2.   Securities:                                                                                             ---------
       a.  Held-to-maturity securities (from Schedule RC-B, column A)                                    1754          0  2.a
                                                                     ------------  ------   -------            ---------
       b.  Available-for-sale securities (from Schedule RC-B, column D)                                  1773     87,907  2.b
                                                                       ----------  ------   -------            ---------
  3.   Federal funds sold and securities purchased under agreements to resell                            1350     24,000  3.
                                                                             ----  ------   -------            ---------
  4.   Loans and lease financing receivables:                                       RCON
                                                                                   ------   -------
       a.  Loans and leases, net of unearned income (from Schedule RC- C)            2122   138,343                       4.a
                                                                         --------           -------
       b.  LESS:  Allowance for loan and lease  losses                               3123     2,055                       4.b
                                                      ---------------------------           -------
       c.  LESS:  Allocated transfer risk reserve                                    3128         0                       4.c
                                                 --------------------------------           -------
                                                                                                                --------
       d.  Loans and leases, net of unearned income, allowance, and reserve                              RCON
                                                                                                         ----
            (item 4.a minus 4.b and 4.c                                                                  2125    136,288  4.d
                                    ---------------------------------------------  ------   -------             --------
  5.   Trading assets                                                                                    3545          0  5.
                     ------------------------------------------------------------  ------   -------             --------
  6.   Premises and fixed assets (including capitalized leases)                                          2145      7,066  6.
                                                               ------------------  ------   -------             --------
  7.   Other real estate owned (from Schedule RC-M)                                                      2150          0  7.
                                                   ------------------------------  ------   -------             --------
  8.   Investments in unconsolidated subsidiaries and associated companies
       (from Schedule RC-M)                                                                              2130          0  8.
                           -----------------------------------------------------   ------   -------             --------
  9.   Customers' liability to this bank on acceptances outstanding                                      2155          0  9.
                                                                   -------------   ------   -------             --------
 10.   Intangible assets (from Schedule RC-M)                                                            2143      2,493  10.
                                             -----------------------------------   ------   -------             --------
 11.   Other assets (from Schedule RC-F)                                                                 2160      4,633  11.
                                        ----------------------------------------   ------   -------             --------
 12.   Total assets (sum of items 1 through 11)                                                          2170    269,288  12.
                                               ---------------------------------   ------   -------             --------


-----------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


 U.S. TRUST COMPANY OF CALIFORNIA, N.A.                   Call Date:          06/30/97     ST-BK:   06-0784         FFIEC  033
 515 SOUTH FLOWER STREET, SUITE 2700                      Vendor ID:                 D    Cert #:   33332           Page RC-2
 LOS ANGELES, CA  90071                                   Transit #:          12204024
                                                                                                                   --------------
                                                                                                                          10
                                                                                                                   --------------

SCHEDULE RC - CONTINUED
                                                                                                    Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------------
 LIABILITIES
 13.   Deposits:
       a.  In domestic offices (sum of totals of                                                        RCON
            columns A and C from Schedule RC-E)                                                         2200     233,509  13.a
                                               ---------------------------------            -------
                                                                                   RCON
                                                                                   -----
           (1)  Noninterest-bearing (1)                                                      26,255                       13.a.1
                                       -----------------------------------------            -------
           (2)  Interest-bearing                                                   6636     207,254
                                                                                            -------
       b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs
             (1)  Noninterest- bearing
                                      ------------------------------------------
             (2)  Interest- bearing
                                   ---------------------------------------------
                                                                                                                --------
 14.   Federal funds purchased(2)  and securities sold under agreements to                              RCON           0  14
       repurchase:                                                                                      2800    --------
 15.   a.  Demand notes issued to the U.S. Treasury                                                     2840           0  15.a
                                                   ------------------------------  -----    -------             --------
       b.  Trading liabilities                                                                          3548           0  15.b
                              --------------------------------------------------   -----    -------             --------
 16.   Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
                                                                                                                --------
       A.  With a remaining maturity of one year or less                                                2332           0  16.a
                                                        ------------------------   ------   -------             --------
       B.  With a remaining maturity of more than one year through three
           years                                                                                        A547              16.b
                ----------------------------------------------------------------   ------   -------             --------
       C.  With a remaining maturity of more than three years                                           A548           0  16.c
                                                             -------------------   ------   -------             --------

 17.   Not applicable                                                                                           --------
 18.   Bank's liability on acceptances executed and outstanding                                         2920           0  18.
                                                               -----------------   ------   -------             --------
 19.   Subordinated notes and debentures                                                                3200           0  19.
                                        ----------------------------------------   ------   -------             --------
 20.   Other liabilities (from Schedule RC-G)                                                           2930       4,664  20.
                                             -----------------------------------   ------   -------             --------
 21.   Total liabilities (sum of items 13 through 20)                                                   2948     238,173  21.
                                                     ---------------------------   ------   -------             --------
 22.   Not applicable

 EQUITY CAPITAL                                                                                                 --------
 23.   Perpetual preferred stock and related surplus                                                    3838       5,000  23.
                                                    ----------------------------   ------   -------             --------
 24.   Common stock                                                                                     3230       2,000  24.
                   -------------------------------------------------------------   ------   -------             --------
 25.   Surplus (exclude all surplus related to preferred stock)                                         3839      12,745  25.
                                                               -----------------   ------   -------             --------
 26.   a.  Undivided profits and capital reserves                                                       3632      11,328  26.a
                                                 -------------------------------   ------   -------             --------
       b.  Net unrealized holding gains (losses) on available-for-sale
           securities                                                                                   8434          42  26.b
                     -----------------------------------------------------------   ------   -------             --------
 27.   Cumulative foreign currency translation adjustments
                                                          ----------------------   -------  -------             --------
 28.   a.  Total equity capital (sum of items 23 through 27)                                            3210      31,115  28.
                                                            --------------------   ------   -------             --------
 29.   Total liabilities and equity capital (sum of items 21and 28)                                     3300     269,288  29.
                                                                   -------------   ------   -------             --------


MEMORANDUM
   To be reported only with the march report of condition.
  1.  Indicate in the box at the right the number of the statement below that best describes the most           --------
       comprehensive level of auditing work performed for the bank by independent external auditors as  RCON
                                                                                                        ----
       of any date during 1996                                                                          6724       N/A    M.1
                              --------------------------------------------------------------                    --------
  1 = Independent  audit of  the bank with generally accepted      4 = Directors' examination  of the external  auditors
      conducted in accordance bank performed by other                  (may  be  required by state chartering authority)
      auditing standards by certified public  accounting           5 = Review of the bank's financial statements by external
      firm  which submits a report on the  bank                        auditors
  2 = Independent audit of the  bank's parent holding              6 = Compilation  of the  bank's statements by
      company conducted  in  accordance  with                      7 = Other audit procedures (excluding tax
      generally accepted auditing standards by a                       preparation work)
      certified public financial external audit                    8 = No external audit work
      accounting firm which submits a report on the
      consolidated holding company (but not on the
      bank separately)
  3 = Directors'  examination  of  the bank conducted in
      accordance with generally accepted auditing standards
      by a certified public accounting firm (may be required
      by state chartering authority)


-------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  fIncludes limited life preferred stock and related surplus.